Exhibit 10.77

PLEDGE AND SECURITY AGREEMENT

Dated as of November 3, 2006,

among

SPANSION INC.,

SPANSION LLC,

and

CERTAIN OF THEIR SUBSIDIARIES

party hereto from time to time,

as Grantors,

and

BANK OF AMERICA, N.A.,

as Administrative Agent.

i

ii

Schedules
Schedule 1	Subsidiary Grantors

Schedule 2	Commercial Tort Claims

Schedule 3	Place of Incorporation, Organizational Numbers, Chief Executive Office and Principal Place of Business; Locations of Records

Schedule 4	Pledged Collateral

Schedule 5	Locations and Descriptions of Equipment, Inventory and Motor Vehicles

Schedule 6	Trade Names, Division Names, etc.

Schedule 7	Required Filings and Recordings; Existing Liens

Schedule 8	Licenses and Material Contracts

Schedule 9	Deposit Accounts and Security Accounts

Schedule 10	Real Property and Leased Real Property

Exhibits

Exhibit A	Form of Perfection Certificate

Exhibit B	Form of Security Agreement Supplement

Exhibit C	[Reserved]

Exhibit D	Form of Waiver

iii

This PLEDGE AND SECURITY AGREEMENT, dated as of November 3, 2006 (this “Agreement”), among SPANSION LLC, a Delaware limited liability company (the “Borrower”), SPANSION INC., a Delaware corporation (“Holdings”), each other Subsidiary (such term and the other capitalized terms used herein shall have the meanings assigned thereto in Article I of this Agreement) of Holdings identified on the signature pages hereof and each Subsidiary of Holdings that hereafter becomes a party hereto from time to time pursuant to a Joinder Agreement (all such Subsidiaries, the “Subsidiary Grantors” and, together with Holdings and the Borrower, hereinafter collectively referred to as the “Grantors”, and each individually as a “Grantor”) and BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacity, the “Administrative Agent”) for the Secured Parties.

RECITALS

WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the other Agents party thereto, and the other Loan Documents referred to therein, the Lenders and the other Secured Parties have agreed to make and continue to make Credit Extensions to or for the benefit of the Borrower;

WHEREAS, pursuant to (i) the guaranty of Holdings set forth in Article X of the Credit Agreement and (ii) the Guaranty, dated as of the date hereof, by the Subsidiaries party thereto, Holdings and each other Grantor (other than the Borrower) have guarantied the Obligations of the Borrower under the Credit Agreement and the other Loan Documents and will receive direct and indirect benefits from the Credit Extensions made and continued under the Credit Agreement and other Loan Documents;

WHEREAS, the obligations of the Lenders to make and continue to make such Credit Extensions under the Credit Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by each Grantor; and

WHEREAS, to obtain such benefits each Grantor is willing to grant a Lien on the Collateral of such Grantor in favor of the Administrative Agent for the benefit of the Secured Parties as collateral security for its Obligations as hereinafter provided;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees, for the benefit of each Secured Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Credit Agreement Definitions and Construction. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in Section 1.01 of the Credit Agreement. The rules of construction specified in Sections 1.02 through 1.06 of the Credit Agreement also apply to this Agreement.

SECTION 1.02 UCC Definitions. All terms defined in the UCC and not defined in this Agreement have the meanings specified therein.

SECTION 1.03 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account” means a right to payment of a monetary obligation, whether or not earned by performance (and shall include invoices, contracts, rights, accounts receivable, notes, refunds, indemnities, interest, late charges, fees, undertakings, and all other obligations and amounts owing to any Grantor from any Person): (a) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of; (b) for services rendered or to be rendered; (c) for a policy of insurance issued or to be issued; (d) for a secondary obligation incurred or to be incurred; (e) for energy provided or to be provided; or (f) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Account Control Agreement” means an account control agreement in form and substance reasonably satisfactory to the Administrative Agent, entered into among a Grantor, the Administrative Agent and the bank or Securities Intermediary where a Deposit Account or Securities Account, respectively, of such Grantor is maintained.

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Acknowledgment and Agreement” means an acknowledgment in the form of Exhibit C hereto, or otherwise in form and substance reasonably acceptable to the Administrative Agent, with respect to the collateral assignment by the applicable Grantor hereunder of its rights under any Material Contract, duly executed by the other party or parties to such Material Contract.

“Administrative Agent” has the meaning specified in the preamble hereto.

“Borrower” has the meaning specified in the preamble hereto.

“Chattel Paper” means a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.

“Collateral” has the meaning specified in Section 3.01.

“Commercial Tort Claim” means a claim arising in tort with respect to which the claimant is a Grantor.

“Copyright License” means any written agreement, now or hereinafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor, (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Credit Agreement” has the meaning specified in the recitals hereto.

“Deposit Account” means a demand, time, savings, passbook, or similar account (including all bank accounts, collection accounts and concentration accounts, together with all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such accounts) maintained by or in the name of any Grantor with a bank, including, without limitation, all such accounts listed on Schedule 9 hereto, as such schedule may be supplemented from time to time.

“Documents” means a document of title or a receipt of the type described in Section 7-201(2) of the UCC.

“Electronic Chattel Paper” means Chattel Paper evidenced by a record or records consisting of information stored in an electronic medium.

“Entitlement Holder” means a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such Person is the Entitlement Holder.

“Equipment” means all machinery, equipment in all its forms, wherever located, including, without limitation, all repair equipment, office equipment, motor vehicles, furniture and furnishings, all other property similar to the foregoing (including tools, parts and supplies of every kind and description), components, parts and accessories installed thereon or affixed thereto and all parts thereof, and all Fixtures and all accessories, additions, attachments, improvements, substitutions and replacements thereto and therefor.

“Federal Securities Laws” has the meaning specified in Section 6.07.

“Financial Asset” means:

(a) a Security;

(b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment; or

(c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the UCC. As the context requires, the term Financial Asset means either the interest itself or the means by which a Person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

“Fixtures” means all items of Goods, whether now owned or hereafter acquired, of any Grantor that become so related to particular real property that an interest in them arises under any real property law applicable thereto.

“General Intangibles” means all “General Intangibles” as defined in the UCC, including things in action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Goods, Instruments, Investment Property, Letter-of-Credit Rights, Letters of Credit, and money) now owned or hereafter acquired by such Grantor, including corporate, limited liability company, limited partnership or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), Intellectual Property, Payment Intangibles and tax refund claims.

“Goods” means all things that are movable when a security interest attaches (including (a) Fixtures and (b) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such a manner that is customarily considered part of the goods, or (ii) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods).

“Governmental License” means, with respect to each Grantor, each license from a Governmental Authority which is material to the conduct of the business of such Grantor as conducted on the date hereof or as proposed to be conducted.

“Grantors” has the meaning specified in the preamble hereto.

“Holdings” has the meaning specified in the preamble hereto.

“Indemnitee” has the meaning specified in Section 6.05.

“Instrument” means a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary endorsement or assignment.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, Software and databases and all embodiments or fixations thereof and related documentation, goodwill, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intercompany Note” means a promissory note hereto evidencing Indebtedness for borrowed money of Holdings or any of its direct or indirect Subsidiaries to and in favor of any Grantor.

“Inventory” means Goods, other than farm products, which: (a) are leased by a Person as lessor; (b) are held by a Person for sale or lease or to be furnished under a contract of service; (c) are furnished by a Person under a contract of service; or (d) consist of raw materials, work in process, or materials used or consumed in a business, and includes, without limitation, (i) finished goods, returned goods and materials and supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of any of the foregoing, (ii) all goods in which a Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which a Grantor has an interest or right as consignee), (iii) all goods which are returned to or repossessed by any Grantor, and (iv) all accessions thereto, products thereof and documents therefor.

“Investment Property” means all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Financial Assets, commodity contracts and commodity accounts of each Grantor; provided, however, that Investment Property shall not include any Securities constituting Pledged Collateral and identified on Schedule 4 hereto, as such Schedule may be supplemented from time to time.

“Letter-of-Credit Right” means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, but excludes the right of a beneficiary to demand payment or performance under a letter of credit.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense as to which any Grantor is now or hereafter a party.

“Motor Vehicles” means all titled vehicles of any kind (including any trailers and aircraft).

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all right, title and interest of any Grantor in and to all of the following, whether now owned or hereafter acquired:

(a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country; and

(b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof and the inventions disclosed or claimed therein, including the right to make, use, sell and/or offer to sell the inventions disclosed or claimed therein.

“Payment Intangible” means a general intangible under which the account debtor’s principal obligation is a monetary obligation.

“Perfection Certificate” means a certificate substantially in the form of Exhibit A hereto, completed by Holdings on behalf of itself and each other Grantor to include the scheduled information contemplated by Exhibit A hereto with respect to each Grantor.

“Permitted Liens” means Liens permitted under Section 7.01 of the Credit Agreement.

“Pledged Collateral” has the meaning specified in Section 2.01.

“Pledged Debt” has the meaning specified in Section 2.01.

“Pledged Equity” has the meaning specified in Section 2.01.

“Pledged Securities” means any promissory notes (including Intercompany Notes), stock certificates or instruments, certificates and other documents representing or evidencing any of the Pledged Debt or Pledged Equity, as the case may be.

“Proceeds” means the following property:

(a) whatever is acquired upon the sale, lease, license, exchange, or other disposition of the Collateral;

(b) whatever is collected on, or distributed on account of, the Collateral;

(c) rights arising out of the Collateral; and

(d) to the extent of the value of the Collateral and to the extent payable to the debtor or the secured party, insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the Collateral.

“Schedules” means the schedules to this Agreement, as supplemented from time to time by a Security Agreement Supplement.

“Securities” means any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which

(a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer;

(b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations; and

(c) (i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.

“Securities Account” means an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset, including, without limitation, all such accounts listed on Schedule 9 hereto, as such schedule may be supplemented from time to time.

“Security Agreement Supplement” means a Supplement to this Agreement in the form of Exhibit B executed by each additional Grantor and delivered to the Administrative Agent pursuant to Section 6.12(a) of the Credit Agreement.

“Security Entitlements” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

“Security Interest” has the meaning specified in Section 3.01.

“Security Intermediary” means:

(a) a clearing corporation; or

(b) a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity.

“Software” means a computer program and any supporting information provided in connection with a transaction relating to the program, not including a computer program that is included in the definition of Goods.

“Subsidiary Grantor” has the meaning specified in the preamble hereto.

“Supporting Obligation” means a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property, including, without limitation, all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such Accounts, Chattel Paper, Documents, General Intangible, Instruments or Investment Property, including Goods represented by the sale or lease of delivery which gave rise to any of the foregoing, returned or repossessed merchandise and rights of stoppage in transit, replevin, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party.

“Tangible Chattel Paper” means Chattel Paper evidenced by a record or records consisting of information that is inscribed on a tangible medium.

“Termination Date” means (a) for all Loan Parties, the date on which all of the following events occur: (i) the payment in full in cash of the Obligations of all the Loan Parties; and (ii) the termination of all Secured Hedge Agreements and all Secured Cash Management Agreements; or (b) for any Grantor other than Holdings and the Borrower, the date on which (i)

the Loan Parties sell all of the outstanding capital stock of such Grantor to a Person other than a Loan Party in a transaction permitted by the Credit Agreement or (ii) such Grantor no longer constitutes a Subsidiary of Holdings pursuant to a transaction permitted by Section 7.04 of the Credit Agreement.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now or hereafter owned by any Grantor, (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office, any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (b) all goodwill associated therewith and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Waiver Agreement” means a waiver agreement with a landlord or bailee of a Grantor substantially in the form of Exhibit D hereto or otherwise in form and substance reasonably satisfactory to the Administrative Agent, entered into among such landlord or bailee, as the case may be, such Grantor and the Administrative Agent, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

ARTICLE II

PLEDGED COLLATERAL

SECTION 2.01 Pledged Collateral. The Collateral pledged by each Grantor under this Agreement shall include all of such Grantor’s right, title and interest in, to and under the following Equity Interests and Indebtedness now owned or hereafter acquired by such Grantor (collectively, the “Pledged Collateral”):

(a) Pledged Equity. (i) The shares of capital stock, membership interests, limited partnership interests and other Equity Interests in any Person owned by such Grantor on the Closing Date and listed opposite the name of such Grantor on Schedule 4, (ii) any other Equity Interests of any Person obtained in the future by such Grantor and identified in a supplement to Schedule 4 attached to a Security Agreement Supplement and (iii) the certificates representing all such Equity Interests (collectively, the “Pledged Equity”); provided, however, that the Pledged Equity of any Grantor shall not include (A) more than 65% of the aggregate issued and outstanding voting Equity Interests of any Foreign Subsidiary owned directly by such Grantor, or (B) any Equity Interest in any Person which is evidenced by a Security or a Security Entitlement which is maintained in a Securities Account which is either (1) maintained with the Administrative Agent or (2) maintained with any other Securities Intermediary; provided that, to the extent required by Section 4.01(h), any such other Securities Intermediary shall have entered into an Account Control Agreement with the Administrative Agent with respect to such Securities Account.

(b) Pledged Debt. (i) The promissory notes (including Intercompany Notes) and debt securities of any other Person owned by such Grantor on the Closing Date and the loans and advances for money borrowed made by such Grantor to any other Person which are outstanding on the Closing Date, in each case, which are listed opposite the name of such Grantor on Schedule 4, (ii) any promissory notes (including Intercompany Notes), debt securities, and loans or advances for money borrowed in the future issued to or owed to such Grantor by any other Person and identified in a supplement to Schedule 4 attached to a Security Agreement Supplement and (iii) the promissory notes (including, Intercompany Notes) and any other instruments as may hereafter be issued to evidence such loans or advances for money borrowed (collectively, the “Pledged Debt”); provided, however, that the Pledged Debt of any Grantor shall exclude any Intercompany Note evidencing a loan or other extension of credit by a Grantor to any Foreign Subsidiary to the extent that a pledge or Lien to the Administrative Agent with respect to such Intercompany Note would create a material increased tax liability as a result of Section 956 of the Code for any Grantor.

(c) Distributions. Subject to Section 2.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of the items referred to in clauses (a) and (b) above.

(d) Rights and Privileges. Subject to Section 2.05, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (a), (b) and (c) above.

(e) Proceeds. All Proceeds of any of the foregoing.

SECTION 2.02 Delivery of the Pledged Collateral. Subject to delivery to the Revolving Credit Agent and the terms of the Intercreditor Agreement:

(a) Certificated Collateral. Each Grantor agrees promptly to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities representing any Pledged Equity or Pledged Debt, as the case may be.

(b) Intercompany Notes. If any Indebtedness for borrowed money owed to such Grantor by any other Grantor or by any other Subsidiary of Holdings is evidenced by an Intercompany Note, such Intercompany Note shall be pledged and delivered to the Administrative Agent pursuant to the terms hereof.

(c) Stock Powers. Upon delivery to the Administrative Agent, any Pledged Securities shall be accompanied by stock powers, bond powers or other instruments of transfer reasonably satisfactory to the Administrative Agent duly executed in blank by the applicable Grantor and such other instruments and documents as the Administrative Agent may reasonably request. Unless previously delivered with this Security Agreement or any Security Agreement

Supplement, as the case may be, each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Collateral evidenced thereby, which schedule shall be attached hereto as a supplement to Schedule 4 and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall be in form and substance reasonably acceptable to the Administrative Agent and shall supplement any prior schedules so delivered.

(d) Uncertificated Collateral. With respect to any Pledged Equity owned by any Grantor that constitutes an uncertificated security of a Subsidiary or Affiliate of such Grantor, such Grantor will cause the issuer thereof (if, either individually or together with Holdings and its other Affiliates, it controls such issuer) or will use commercially reasonable efforts to cause such issuer (if it does not so control such issuer) either (i) to register the Administrative Agent as the registered owner of such Pledged Equity or (ii) (A) to acknowledge the security interest of the Administrative Agent in such Pledged Equity granted hereunder, (B) to confirm to the Administrative Agent that it has not received notice of any other Lien in such Pledged Equity other than the Lien of the Revolving Credit Agent (and has not agreed to accept instructions from any other Person in respect of such Pledged Equity other than the Administrative Agent and the Revolving Credit Agent) and (C) to agree in writing with such Grantor and the Administrative Agent that such issuer will comply with instructions with respect to such Pledged Equity originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

(e) Intercreditor Agreement. Notwithstanding the foregoing, to the extent that any of the Pledged Collateral has been delivered to the Revolving Credit Agent in connection with the Revolving Credit Agreement, such Pledged Collateral shall be delivered to the Administrative Agent in compliance with this Section 2.02 in accordance with the Intercreditor Agreement.

SECTION 2.03 Agreements of Issuers.

(a) Acknowledgment and Confirmation of Issuers. Each Grantor that is the issuer of any Pledged Equity owned by any other Grantor, hereby (i) acknowledges the security interest of the Administrative Agent in such Pledged Equity granted by such other Grantor hereunder, (ii) confirms that it has not received notice of any other Lien (except Permitted Liens) as of the Closing Date in such Pledged Equity (and has not agreed to accept instructions from any other Person in respect of such Pledged Equity other than the Revolving Credit Agent and Administrative Agent), (iii) agrees that it will comply with the instructions with respect to such Pledged Equity originated by the Administrative Agent without further consent of such other Grantor and (iv) otherwise agrees that it will be bound by the terms of this Agreement relating to the Pledged Collateral issued by it.

(b) Partnerships and Limited Liability Companies. In the case of each Grantor which is a partner in a partnership, limited liability company or other entity, such Grantor hereby consents to the extent required by applicable Organization Documents to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Equity in such partnership, limited liability company or other entity, and upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Equity to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as the substituted partner or member in such limited partnership, limited liability company or other entity with all rights, powers and duties of a partner or a general partner or a limited member, as the case may be

SECTION 2.04 Representations, Warranties and Covenants with respect to Pledged Collateral. The Grantors represent, warrant and covenant to and with the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Pledged Collateral. Schedule 4 (as of the Closing Date and as supplemented from time to time by any Security Agreement Supplements) correctly sets forth for each Grantor on and as of the Closing Date and as of the date of each Security Agreement Supplement, (i) the percentage of the issued and outstanding Equity Interests of each class of any other Person directly owned by such Grantor (and the aggregate outstanding Equity Interests of such class of such issuer) and (ii) all Indebtedness for borrowed money of any other Person and all other Indebtedness evidenced by a promissory note or debt security issued by any other Person which is payable or due to such Grantor; provided, however, that for each class of Equity Interests with voting power of any Foreign Subsidiary which is owned directly by such Grantor, Schedule 4 (as so supplemented) identifies only 65% of the aggregate outstanding Equity Interests of such class of such Foreign Subsidiary (or any lesser percentage of the aggregate outstanding Equity Interests of such issuer of such class owned directly by such Grantor).

(b) Due Authorization and Issuance. All Pledged Equity and Pledged Debt issued by any Subsidiary or Affiliate of Holdings to any Grantor has been, and to the extent that any such Pledged Equity or Pledged Debt is hereafter issued, such Pledged Equity or Pledged Debt will be, upon such issuance, duly and validly issued by such issuer and (i) in the case of such Pledged Equity, is fully paid and nonassessable and (ii) in the case of such Pledged Debt, is the legal, valid and binding obligation of such issuer.

(c) Title. Each Grantor (i) is the owner, beneficially and of record, of the Pledged Collateral indicated on Schedule 4 (as of the Closing Date and as supplemented by any Security Agreement Supplement from time to time) as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement and Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than the Security Interest created by this Agreement, Permitted Liens and other assignments and transfers permitted pursuant to the Credit Agreement, and (iv) will defend its title or interest hereto or therein against any and all Liens (other than the Security Interest created by this Agreement and other Permitted Liens), however arising, of all Persons.

(d) Transferability of Pledged Collateral. Except for (i) restrictions and limitations imposed by the Loan Documents or securities laws generally and (ii) consents required and obtained in connection herewith, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, provision of any Organization Document or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder.

(e) Validity of Security Interest. By virtue of the execution and delivery by each Grantor of this Agreement or a Joinder Agreement, as the case may be, when all Pledged Securities evidencing any Pledged Collateral of such Grantor are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent, for the benefit of itself and the other Secured Parties, will obtain a valid and perfected first priority lien, subject to Permitted Liens, upon and security interest in all Pledged Collateral of such Grantor as security for the payment and performance of the Obligations of such Grantor.

(f) No Violation. Such Grantor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Grantor is a party relating to the Pledged Equity pledged by it.

(g) No Defaults. No Pledged Equity pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, and on and as of the Closing Date and as of the date of each Security Agreement Supplement and Joinder Agreement, there are no certificates, instruments, documents or other writings (other than the Organization Documents and certificates (if any) delivered to the Revolving Credit Agent or the Administrative Agent, as applicable) which evidence any Pledged Equity of such Grantor.

(h) Notices. Each Grantor agrees to (i) furnish to the Administrative Agent such information and reports regarding the Pledged Equity and any such Pledged Collateral as the Administrative Agent may reasonably request, and (ii) upon the reasonable request of the Administrative Agent, make to any other party to the Pledged Equity or any other contract or agreement included in the Pledged Collateral such demands and requests for information and reports or for action as the Grantor is entitled to make thereunder.

(i) No Termination or Modifications (Pledged Equity). No Grantor of a Pledged Equity shall, except as otherwise permitted by the Credit Agreement: (i) cancel or terminate any Pledged Equity or any other contract or agreement included in the Pledged Collateral to which it is a party or consent to or accept any cancellation or termination thereof; (ii) amend or otherwise modify any such or any such contract or agreement or give any consent, waiver, or approval thereunder; (iii) waive any default under or breach of any such Pledged Equity or any such other contract or agreement; or (iv) take any other action in connection with any such Pledged Equity or any such other contract or agreement the taking or omission of which could reasonably be expected to impair the value of the interest or rights of such Grantor thereunder or that would impair the interest or rights of the Administrative Agent.

(j) No Amendment or Other Actions (Pledged Debt). No Grantor will, without the prior written consent of the Administrative Agent, except as otherwise permitted by the Credit Agreement: (i) enter into any agreement amending, supplementing, or waiving any provision of any Pledged Debt (other than Pledged Debt constituting intercompany debt) (including any underlying instrument pursuant to which such Pledged Debt is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof that could reasonably be expected to materially impair the value of the interest or rights of such Grantor thereunder or that would materially impair the interest or rights of the Administrative Agent therein; or (ii) take or omit to take any action the taking or the omission of which could result in any impairment or alteration of any obligation of the maker of any Pledged Debt (other than Pledged Debt constituting intercompany debt) or other instrument constituting Collateral related to the Pledged Debt (other than Pledged Debt constituting intercompany debt) if such impairment or alteration could reasonably be expected to materially impair the value of the interest or rights of such Grantor or would materially impair the interest or rights of the Administrative Agent.

SECTION 2.05 Voting Rights; Dividends and Interest, etc. (a) Unless an Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to have a Material Adverse Effect.

(ii) The Administrative Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of a Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver or cause to be executed and delivered to such Grantor, all such instruments as Grantor may reasonably request in order to permit such Grantor to exercise the voting and/or other rights that it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive, retain, and to utilize free and clear of any Lien hereof, any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral but only if and to the extent that such dividends, interest, principal and other distributions are not otherwise prohibited by the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Equity or received in exchange for any Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and shall be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.05 shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this subsection (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 6.02.

(c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers and each Grantor shall promptly deliver to the Administrative Agent such proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power. If after the occurrence of an Event of Default, such Event of Default shall have been waived pursuant to Section 11.01 of the Credit Agreement, each Grantor will again have the right to exercise the voting and consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

SECTION 2.06 Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right to hold as collateral the Pledged Collateral endorsed or assigned in blank or in favor of the Administrative Agent. After the occurrence and during the continuance of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, shall also have the right (in its sole and absolute discretion), to hold the Pledged Collateral in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor. The Administrative Agent shall at all times have the right to exchange the certificates or instruments (to the extent permitted by the terms thereof) representing Pledged Securities for certificates or instruments of smaller or larger denominations for any purpose consistent with this Agreement.

ARTICLE III

SECURITY INTERESTS IN PERSONAL PROPERTY

SECTION 3.01 The Security Interests. Each Grantor hereby collaterally assigns (except with respect to intent-to-use trademark applications, if any) and pledges to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, as security for the payment or performance in full of the Obligations of such Grantor, a security interest (the “Security Interest”) in all right, title and interest of such Grantor in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(a) all Accounts;

(b) all Chattel Paper;

(c) all cash and Deposit Accounts;

(d) all Documents;

(e) all Equipment, including all Fixtures, but excluding Motor Vehicles;

(f) all General Intangibles (other than Intellectual Property);

(g) all Instruments;

(h) all Inventory;

(i) all Investment Property;

(j) all Pledged Collateral;

(k) all Supporting Obligations;

(l) all Commercial Tort Claims of such Grantor described in Schedule 2 hereto in respect of such Grantor (as such schedule may be supplemented from time to time pursuant to any Security Agreement Supplement or otherwise);

(m)	all other Goods;

(n)	all books and records pertaining to the Collateral;

(o) all other assets, properties and rights of every kind and description and interests therein, including all moneys, securities and other property, now or hereafter held or received by, or in transit to, any Grantor, the Administrative Agent or any other Secured Party, whether for safekeeping, pledge, custody, transmission, collection or otherwise; and

(p) all Proceeds of any and all of the foregoing;

provided, however, that notwithstanding anything to the contrary in clauses (a) through (p) above:

(i) any General Intangible, Chattel Paper, Instrument or Account which by its terms prohibits the creation of a security interest therein (whether by assignment or otherwise) shall be excluded from the Lien of the Security Interest granted under this Section 3.01, and shall not be included in the Collateral of such Grantor, except to the extent that Sections 9-406(d), 9-407(a) or 9-408(a) of the UCC are effective to render any such prohibition ineffective; provided, however, that if any General Intangible, Chattel Paper, Instrument or Account included in the Collateral contains any term restricting or requiring the consent of any Person (other than a Grantor) obligated thereon to any exercise of remedies hereunder in respect of the Security Interest therein granted under this Section 3.01, then the enforcement of such Security Interest under this Agreement shall be subject to Section 6.01(c) (but such provision shall not limit the creation, attachment or perfection of the Security Interest hereunder);

(ii) any permit, lease, license (including any License) or franchise shall be excluded from the Lien of the Security Interest granted under this Section 3.01, and shall not be included in the Collateral, to the extent any Law applicable thereto is effective to prohibit the creation of a Security Interest therein;

(iii) any Equipment (including any Software incorporated herein) owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capitalized Lease permitted to be incurred pursuant to the provisions of the Credit Agreement shall be excluded from the Lien of the Security Interest granted under this Section 3.01, and shall not be included in the Collateral, to the extent that the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease) validly prohibits the creation of any other Lien on such Collateral;

(iv) any Copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any Patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, Trademarks, servicemarks and applications therefor, whether registered or not, and the goodwill of the business of any Grantor connected with and symbolized by such Trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing set forth in this clause (iv) shall be excluded from the Lien of the Security Interest granted under this Section 3.01 and shall not be included in the Collateral, except that the Collateral shall include the proceeds of all the Intellectual Property that are Accounts of any Grantor, or General Intangibles consisting of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and General Intangibles of such Grantor that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the date hereof, include the Intellectual Property to the extent necessary to permit perfection of the Administrative Agent’s security interest in such Accounts and General Intangibles of such Grantor that are proceeds of the Intellectual Property; and

(v) the Collateral shall not include more than 65% of the aggregate issued and outstanding voting equity interests of any Foreign Subsidiary or any assets of any Foreign Subsidiary.

With respect to property described in clauses (i) through (iii) above to the extent not included in the Collateral of such Grantor (the “Excluded Property”), such property shall constitute Excluded Property only to the extent and for so long as the creation of a Lien on such property in favor of the Administrative Agent is, and remains, validly prohibited, and upon termination of such prohibition (however occurring), such property shall cease to constitute Excluded Property. The Grantors may be required from time to time at the request of the Administrative Agent to give written notice to the Administrative Agent identifying in reasonable detail the Excluded Property (and stating in such notice that such property constitutes Excluded Property) and to provide the Administrative Agent with such other information regarding the Excluded Property as the Administrative Agent may reasonable request.

SECTION 3.02 Filing Authorization. (a) Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) if such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Administrative Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent, including describing such property as “all assets” or “all property.” Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

(b) Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any such initial financing statements or amendments thereto if filed prior to the date hereof.

SECTION 3.03 Continuing Security Interest; Transfer of Credit Extensions. This Agreement shall create a continuing security interest in the Collateral of each Grantor and shall remain in full force and effect with respect to each Grantor until the Termination Date for such Grantor, be binding upon each Grantor, its successors, transferees and assigns, and inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Secured Party. Without limiting the generality of the foregoing, any Secured Party may assign or otherwise transfer (in whole or in part) any Commitment or Loan held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 11.06 and Article IX of the Credit Agreement.

SECTION 3.04 Grantors Remain Liable. Anything herein to the contrary notwithstanding:

(a) each Grantor shall remain liable under the contracts and agreements included in the Collateral (including the Material Contracts) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed,

(b) each Grantor will comply in all material respects with all Laws relating to the ownership and operation of the Collateral, including all registration requirements under applicable Laws, and shall pay when due all taxes, fees and assessments imposed on or with respect to the Collateral, except to the extent the validity thereof is being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP have been set aside by such Grantor,

(c) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and

(d) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 3.05 Security Interest Absolute. All rights of the Administrative Agent and the security interests granted to the Administrative Agent hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of any of the following conditions, occurrences or events:

(a) any lack of validity or enforceability of any Loan Document;

(b) the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against Holdings, the Borrower, any other Grantor or any other Person under the provisions of any Loan Document or otherwise or to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligation;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any Obligation, including any increase in the Obligations resulting from the extension of additional credit to any Grantor or any other obligor or otherwise;

(d) any reduction, limitation, impairment or termination of any Obligation for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligation or otherwise;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Loan Document;

(f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Obligations; or

(g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, Holdings, Borrower, any other Grantor or otherwise.

SECTION 3.06 Waiver of Subrogation. Until the Termination Date, no Grantor shall exercise any claim or other rights which it may now or hereafter acquire against any other Grantor that arises from the existence, payment, performance or enforcement of such Grantor’s Obligations under this Agreement, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy against any other Grantor or any collateral which the Administrative Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any other Grantor, directly or indirectly, in cash or other property or by setoff or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Grantor in violation of the preceding sentence, such amount shall be deemed to have been paid for the benefit of the Secured Parties, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Obligations, whether matured or unmatured. Each Grantor acknowledges that it will receive direct and indirect benefits for the financing arrangements contemplated by the Loan Documents and that the agreement set forth in this Section is knowingly made in contemplation of such benefits.

SECTION 3.07 Release; Termination. (a) Upon any sale, transfer or other Disposition of any item of Collateral of any Grantor in accordance with Section 7.05 of the Credit Agreement, the Administrative Agent will, at such Grantor’s expense and without any representations, warranties or recourse of any kind whatsoever, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and release, no Default shall have occurred an be continuing and no Default will occur as a result thereof, (ii) such Grantor shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Administrative Agent (which release shall be in form and substance reasonably satisfactory to the Administrative Agent) and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Administrative Agent (or the Required Lenders through the Administrative Agent) may reasonably request and (iii) the proceeds of any such sale, lease, transfer or other Disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.05 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Administrative Agent when and as required under Section 2.05 of the Credit Agreement.

(b) Upon the Termination Date for any Grantor, the pledge, assignment and security interest granted by such Grantor hereunder shall automatically terminate and all rights to the Collateral of such Grantor shall revert to such Grantor. Upon any such termination, the Administrative Agent will, at the applicable Grantor’s expense and without any representations, warranties or recourse of any kind whatsoever, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination and deliver to such Grantor all Pledged Securities, Instruments, Tangible Chattel Paper and negotiable documents representing or evidencing the Collateral of such Grantor then held by the Administrative Agent.

ARTICLE IV

PERFECTION OF SECURITY INTERESTS;

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Administrative Agent and the Secured Parties and agrees that:

SECTION 4.01 Perfection of Security Interest.

(a) UCC Filings. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations reasonably requested by the Administrative Agent containing a description of the Collateral have been prepared based upon the information provided to the Administrative Agent in Schedule 7 hereto (as supplemented from time to time) and have been delivered to the Administrative Agent for filing in each governmental office specified in Schedule 7 hereto, and constitute all the filings, recordings and registrations that are necessary to publish notice of and to establish a valid and perfected security interest in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) in Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as follows:

(i) filings with respect to Real Property assets excluded from the scope of UCC Article 9 pursuant to UCC Section 9-109; and

(ii) continuation statements required by UCC Section 9-515.

(b) Schedules. The Schedules hereto (as of the Closing Date and as supplemented from time to time by a Security Agreement Supplement) have been duly prepared and completed and are correct and complete and as of the Closing Date and as supplemented from time to time by a Security Agreement Supplement:

(i) Schedule 1 sets forth a true and complete list of all the Subsidiary Grantors;

(ii) Schedule 2 sets forth a true and complete list of all Commercial Tort Claims of each Grantor;

(iii) Schedule 3 sets forth a true and complete list of the exact legal name, jurisdiction of organization, federal and state (if applicable) organizational numbers, chief executive office, principal place(s) of business, locations of records of each Grantor, as well as any prior legal names, jurisdictions of formation or locations within the past 5 years of each such Grantor;

(iv) Schedule 4 sets forth a true and complete list of all Pledged Collateral of each Grantor in accordance with Section 2.01;

(v) Schedule 5 sets forth a true and complete list of locations of all Equipment and Inventory of each Grantor, other than Equipment and Inventory located outside the United States of America with an aggregate value at each such location of less than $40,000,000;

(vi) Schedule 6 sets forth a complete organizational chart of Holdings including all of the Grantors;

(vii) Schedule 7 sets forth a true and complete list of all the filings, including governmental offices, in which UCC filings should be made in accordance with Section 4.01(a) and all existing liens of each Grantor;

(viii) [Reserved];

(ix) Schedule 9 sets forth a true and complete list of all Deposit Accounts and Securities Accounts of each Grantor; and

(x) Schedule 10 sets forth a true and complete list of all owned real property of each Grantor and all domestic real property leases under which any Grantor is a lessee or lessor.

(c) Perfection Certificate. As of the Closing Date, the Perfection Certificate delivered to the Administrative Agent has been duly prepared and completed and the information set forth therein for each Grantor is correct and complete and includes all information the exclusion of which would be materially misleading.

(d) [Reserved.]

(e) Instruments and Tangible Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, or if any Grantor shall at any time hold or acquire any Instruments (other than any Instruments evidencing Indebtedness for money borrowed comprising part of the Pledged Collateral which has been delivered to the Administrative Agent pursuant to Section 2.02) or Tangible Chattel Paper in each case, to the extent the value of such Tangible Chattel Paper, promissory note or other instrument exceeds $250,000), at the request of the Administrative Agent, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request; provided, that notwithstanding the foregoing, to the extent that any such Instrument or Tangible Chattel Paper has been delivered to the Revolving Credit Agent in connection with the Revolving Credit Agreement, such Instrument or Tangible Chattel Paper shall be delivered to the Administrative Agent in compliance with this Section 4.01(e) upon the expiration or termination of the Intercreditor Agreement.

(f) Deposit Accounts. Upon Discharge of Revolving Credit Obligations (as defined in the Intercreditor Agreement) or termination of the Revolving Credit Agreement or otherwise upon the request by the Administrative Agent, each Grantor shall enter into an Account Control Agreement with each depositary bank with which such Grantor from time to time opens or maintains a Deposit Account (other than (i) Deposit Accounts used for payroll purposes, payroll taxes or withholding taxes, and (ii) any other Deposit Accounts where the aggregate balance on deposit therein does not at any time exceed $1,000,000 so long as the amount on deposit at any time in all such other Deposit Accounts does not exceed $5,000,000 in the aggregate) to cause the depositary bank to agree to comply at any time with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Grantor or any other Person, pursuant to such Account Control Agreement. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions pursuant to any Account Control Agreement, unless an Event of Default has occurred and is continuing. No Grantor shall grant control of any Deposit Account to any Person other than the Revolving Credit Agent or the Administrative Agent.

(g) Investment Property. If any Securities, other than any Pledged Equity issued by a Grantor or any other Subsidiary of Holdings and pledged pursuant to Article II, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary, such Grantor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent’s request, pursuant to an Account Control Agreement, either (i) cause such Securities Intermediary to agree to comply with entitlement orders or other instructions from the Administrative Agent to such Securities Intermediary as to such Securities or other Investment Property, in each case without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets or other Investment Property held through a Securities Intermediary, arrange for the Administrative Agent to become the Entitlement Holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Administrative Agent agrees with each of the Grantors that the Administrative Agent shall not give any such entitlement orders or instructions or directions to any such issuer or Securities Intermediary pursuant to any Account Control Agreement, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing.

(h) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record” (to the extent the value of such Electronic Chattel Paper or “transferable record” held by such Grantor exceeds $250,000 individually), as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing.

(i) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor (to the extent such Letter of Credit has a face value in excess of $250,000), such Grantor or the Borrower, on behalf of such Grantor, shall promptly notify the Administrative Agent thereof and, at the written request and option of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under such letter of credit with the Administrative Agent agreeing that the proceeds of any drawing under such letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(j) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim that it intends to pursue, the Grantor, by itself or through Holdings, shall promptly notify the Administrative Agent thereof.

(k) Equipment and Inventory Locations. If requested by the Administrative Agent, each Grantor shall, at its own expense, use commercially reasonable efforts to cause any landlord, bailee, warehouseman or processor with control over or with possession of any Equipment (including Fixtures) and Inventory of such Grantor or any landlord of a leased location where such Grantor primarily maintains its books and records with respect to the Collateral to enter into a Waiver Agreement.

SECTION 4.02 Representations and Warranties.

(a) Validity of Security Interest. The Security Interest granted by each Grantor constitutes (i) a legal and valid security interest in the Collateral of such Grantor securing the payment and performance of the Obligations of such Grantor and (ii) subject to the filings described in Section 4.01(a), a perfected security interest in the Collateral (other than as provided in such Section) in which a security interest may be perfected under Article 9 of the UCC by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC in such jurisdictions. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.

(b) Other Financing Statements. The Collateral is owned by the Grantors free and clear of any Lien, other than Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable Laws covering any Collateral, other than in respect of Permitted Liens, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

ARTICLE V

COVENANTS

Each Grantor covenants and agrees with the Administrative Agent that until the Termination Date, each Grantor will comply with the following:

SECTION 5.01 Perfection of Security Interests. (a) Change of Name. Each Grantor agrees to provide at least 30 days prior written notice to the Administrative Agent of any change (i) in its legal name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Each Grantor agrees to promptly provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence, to the extent applicable. Each Grantor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made under the applicable UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral subject to Permitted Liens and except as provided in Section 4.01.

(b) Maintenance of Records. Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it in accordance with reasonably prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, and, at such time or times as the Administrative Agent may reasonably request in respect of any material portion of any Collateral, to prepare and deliver to the Administrative Agent a schedule or schedules in form and detail reasonably satisfactory to the Administrative Agent showing the identity, amount and location of any and all Collateral specified in any such request.

(c) Security Agreement Supplements. Upon (i) delivery of a Compliance Certificate in accordance with the Credit Agreement and/or (ii) the execution and delivery of any Joinder Agreement, the Borrower and, if applicable, the Grantor party to such Joinder Agreement, shall execute and deliver to the Administrative Agent a Security Agreement Supplement updating the Schedules hereto.

(d) Further Assurances. Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to all material Collateral against all Persons and to defend the Security Interest of the Administrative Agent in all material Collateral and the priority thereof against any Lien not expressly permitted to be prior to the Security Interest pursuant to Section 7.01 of the Credit Agreement.

(e) Preserving Security Interest. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. Upon the Discharge of Revolving Credit Obligations (as defined in the Intercreditor Agreement), each Grantor agrees to execute and deliver all documents and agreements as the Administrative Agent may require in order to perfect or maintain the perfection of the first priority security interest of the Administrative Agent hereunder

(f) Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Section 6.07 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent reasonably deems advisable. All sums disbursed by the Administrative Agent in connection with this Subsection 5.01(f), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Obligations secured hereby.

(g) Inspection Rights. Without in any way limiting or expanding the rights of any Lender or the Administrative Agent pursuant to Section 6.10 of the Credit Agreement, the Administrative Agent and such Persons as the Administrative Agent may reasonably designate shall have the right, at the Grantors’ cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, at reasonable times and intervals during normal business hours upon reasonable advance notice to the respective Grantor, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, at any time that an Event of Default has occurred and is continuing, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification. Subject to Section 11.07 of the Credit Agreement, the Administrative Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(h) Payment of Taxes. At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral (other than Permitted Liens), and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and the Grantors agree to reimburse the Administrative Agent on demand for any payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization and shall be additional Obligations secured hereby; provided, however, that nothing in this Section 5.01(h) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(i) Equipment and Inventory. Each Grantor hereby agrees that it shall keep all the Equipment and Inventory (other than (i) Inventory sold in the ordinary course of business and (ii) Equipment and Inventory located outside the United States of America) at the locations set forth on Schedule 10 unless such Grantor has given at least 10 days’ notice to the Administrative Agent of another location; provided, that, at all times, the aggregate book value of all Collateral located in the United States of America and subject to the first priority Lien of the Administrative Agent shall not be less than $400,000,000.

ARTICLE VI

REMEDIES; RIGHTS UPON DEFAULT

SECTION 6.01 Remedies upon Default. (a) Delivery of Collateral; Other Actions. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver all or any item of Collateral to the Administrative Agent on demand, and it is agreed that upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (i) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral; (ii) enforce compliance with and take any and all action with respect to the Pledged Collateral and other Collateral to the fullest extent as though the Administrative Agent were the absolute owner thereof, including the right to receive distributions and other payments with respect to the Pledged Collateral and the other Collateral; and (iii) generally with respect to all Collateral, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable Law. Without limiting the generality of the foregoing, each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale of Collateral the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted.

(b) Sale of Collateral. The Administrative Agent shall give the Borrower 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 6.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full in cash. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

(c) Third Party Consent. Notwithstanding anything to the contrary contained in this Agreement, if any enforceable term of any promissory note, contract, agreement, permit, lease, license (including any License) or other General Intangible included as a part of the Collateral requires the consent of the Person obligated on such promissory note or any Person (other than the applicable Grantor) obligated on such lease, contract or agreement, or which has issued such permit or license or other General Intangible (i) for the creation, attachment or perfection of the Lien of this Agreement in such Collateral or (ii) for the assignment or transfer thereof or the creation, attachment or perfection of such Lien not to give rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or other remedy thereunder, then the receipt of any such necessary consent shall be a condition to any exercise of remedies against such Collateral under this Section 6.01 (but not to the creation, attachment or perfection of the Lien of this Agreement as provided herein).

SECTION 6.02 Application of Proceeds. All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral of any Grantor may, in the discretion of the Administrative Agent, be held, to the extent permitted under applicable Law, by the Administrative Agent as additional collateral security for all or any part of the Obligations of such Grantor, and/or then or at any time thereafter shall be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 11.04 of the Credit Agreement and Section 6.05 hereof) in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against all or any part of the Obligations of such Grantor in accordance with Section 8.03 of the Credit Agreement. Any surplus of such cash or cash proceeds of any Grantor held by the Administrative Agent and remaining on the Termination Date for such Grantor shall be paid over to such Grantor or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 6.03 Grant of License to Use Intellectual Property. Subject to any Licenses or other agreements with third parties that have been or may be entered into by any Grantor, for the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent an irrevocable, nonexclusive license for the term of this Agreement (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an

Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 6.04 Securities Act, etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral or any Investment Property permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral or any Investment Property, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral or any Investment Property could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral or any Investment Property under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral or any Investment Property, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral or any such Investment Property for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, when exercising remedies on behalf of the Secured Parties after an Event of Default has occurred and is continuing, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or Investment Property or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral or Investment Property at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 6.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

SECTION 6.05 Expenses; Indemnification.

(a) Expenses. The Grantors hereby jointly and severally agree to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent, or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including, without limitation, the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral.

(b) Indemnity. Grantor hereby agrees to jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Grantor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the any Grantor or any of its Subsidiaries, or any Environmental Liability related in any way to such Grantor or any of its Subsidiaries, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Grantor or any such Grantor’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Grantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Survival. The obligations and agreements of the Grantors in this Section 6.05 shall survive the Termination Date and the repayment, satisfaction and discharge of the Obligations.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01 Notices. All notices and other communications provided for hereunder shall be in writing and mailed, delivered or transmitted by telecopies to each party hereto at the address set forth in Section 11.02 of the Credit Agreement (with any notice to any

Grantor being delivered to such Grantor in care of the Borrower). All such notices and other communications shall be deemed to be given or made at the times provided in Section 11.02 of the Credit Agreement.

SECTION 7.02 Amendments, etc.; Additional Grantors; Successors and Assigns.

(a) No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and, with respect to any such amendment, by the Grantors or Holdings and the Borrower on behalf of itself and the Subsidiary Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

(b) Upon execution and delivery by the Administrative Agent and any Person of a Joinder Agreement, such Person shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such Joinder Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

(c) Upon the delivery by the Borrower and any other Grantor of a Security Agreement Supplement certifying supplements to the Schedules hereto in respect of any Grantor, such schedule supplements shall be incorporated into and become a part of and supplement the Schedules hereto and the Administrative Agent may attach such schedule supplements to such Schedules, and each reference to the Schedules shall mean and be a reference to such Schedules, as supplemented pursuant to any such Security Agreement Supplement. For the avoidance of doubt, the delivery of any Security Agreement Supplement shall not effect any release of the security interest granted by any Grantor hereunder unless and until such release shall be effective pursuant to Section 3.07.

(d) This Agreement shall be binding upon each Grantor and its successors, transferees and assigns and shall inure to the benefit of the Administrative Agent and each other Secured Party and their respective successors, transferees and permitted assigns; provided, however, that no Grantor may assign its obligations hereunder without the prior written consent of the Administrative Agent.

SECTION 7.03 Survival of Agreement. All covenants, agreements, representations and warranties made by each Grantor in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date for such Grantor or any earlier release of such Grantor hereunder pursuant to Section 3.07(b).

SECTION 7.04 Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose, upon the occurrence and during the continuance of an Event of Default, of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, (d) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (e) to send verifications of Accounts to any Account Debtor, (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (h) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent, and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7.05 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.06 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.07 GOVERNING LAW; JURISDICTION; ETC.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF SUCH STATE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERITES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 7.08 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.09 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES OR BY PRIOR OR CONTEMPORANEONS WRITTEN AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 7.10 Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of Fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property covered by such Mortgage, and the terms of this Agreement shall be controlling in the case of all other Collateral.

SECTION 7.11 No Waiver; Remedies. No failure or delay by the Administrative Agent or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

SECTION 7.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.13 Intercreditor Agreement. The terms and provisions of this Agreement, including the rights and remedies set forth herein, shall be subject to the terms and provisions of the Intercreditor Agreement. To the extent any representations and warranties or covenants contained herein are inconsistent with the treatment of the Collateral contemplated by the Intercreditor Agreement, such representations and warranties or covenants shall be deemed conformed so as to be consistent with such treatment.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

SPANSION INC., a Delaware corporation

By:	/s/ Dario Sacomani
Name:	Dario Sacomani
Title:	Executive Vice President and Chief Financial Officer

SPANSION LLC, a Delaware limited liability company

By:	/s/ Dario Sacomani
Name:	Dario Sacomani
Title:	Executive Vice President and Chief Financial Officer

SPANSION TECHNOLOGY, INC., a Delaware corporation

By:	/s/ Robert C. Melendres
Name:	Robert C. Melendres
Title:	Secretary

SPANSION INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Dario Sacomani
Name:	Dario Sacomani
Title:	Chief Financial Officer and Treasurer

CERIUM LABORATORIES LLC, a Delaware limited liability company

By:	/s/ Dario Sacomani
Name:	Dario Sacomani
Title:	Vice President and Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent

By	/s/ Ken Puro
Name:	Ken Puro
Title:	Vice President